UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018 (October 4, 2018)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 5, 2018, the Board of Directors (the “Board”) of Booz Allen Hamilton Holding Corporation (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee of the Board, increased the number of directors serving on the Board from eleven to thirteen.

On October 5, 2018, the Board appointed Michèle Flournoy as a new member of the Board, effective October 24, 2018, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, to fill one of the two newly-created vacancies on the Board. Ms. Flournoy will serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Ms. Flournoy has been appointed to serve on the Board’s Compensation Committee.

On October 5, 2018, the Board appointed Ellen Jewett as a new member of the Board, effective October 25, 2018, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, to fill one of the two newly-created vacancies on the Board. Ms. Jewett will serve for a term expiring at the Company’s 2019 annual meeting of stockholders. Ms. Jewett has been appointed to serve on the Board’s Audit Committee.

Ms. Flournoy and Ms. Jewett will receive a pro rata portion of the standard compensation for service on the Board. For the period beginning on August 1, 2018 through July 31, 2019, the standard compensation for the Company’s unaffiliated directors is equal to $250,000, to be paid $150,000 in restricted shares of Class A Common Stock of the Company, par value $0.01 (the “Restricted Common Stock”), granted under our Equity Incentive Plan, and $100,000 in either cash, Restricted Common Stock, or a combination thereof as elected by the director. In addition, the Company will enter into an indemnification agreement with each of Ms. Flournoy and Ms. Jewett pursuant to which the Company is required to indemnify Ms. Flournoy and Ms. Jewett against certain liabilities which may arise by reason of their status or service as a director and to advance expenses to them, subject to reimbursement if it is determined that they are not entitled to indemnification. The form of such indemnification agreement has been filed as exhibit 10.23 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 21, 2010, as last amended on November 8, 2010.

On October 4, 2018, Philip Odeen retired as a member of the Board, effective March 31, 2019.

A copy of a press release dated October 9, 2018 announcing the appointment of Ms. Flourney and Ms. Jewett to the Board and the retirement of Philip Odeen from the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

By:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President, Chief Legal Officer and Secretary

Date: October 9, 2018